As filed with the Securities and Exchange Commission on December 11, 2020

Registration No. 333–

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VIVOPOWER INTERNATIONAL PLC

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant's name into English)

England and Wales (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

VivoPower International PLC

The Scalpel, 18th Floor, 52 Lime Street

London EC3M 7AF

United Kingdom

+44-794-116-6696

(Address and telephone number of registrant’s principal executive offices)

Corporation Service Company

251 Little Falls Drive Wilmington, DE 19808

United States

Telephone: +1 302 636 5400

(Name, address, and telephone number of agent for service)

Copies to:

Melissa V. Frayer, Esq.

Dinesh K. Melwani, Esq.

Allyson Wilkinson, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

44 Montgomery Street, 36th Floor

San Francisco, CA 94104

Telephone: (415) 432-6000

Facsimile: (415) 432-6001

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act . ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(4)
Ordinary shares, nominal value $0.012 per share	(1)	(2)	(3)	—
Debt securities	(1)	(2)	(3)	—
Warrants	(1)	(2)	(3)	—
Rights	(1)	(2)	(3)	—
Units	(1)	(2)	(3)	—
Total	(1)	(2)	$80,000,000	$8,728.00

(1)

There are being registered hereunder such indeterminate number of the securities of each identified class being registered as may be sold by the registrant from time to time at indeterminate prices, with the maximum aggregate offering price not to exceed $80,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate offering price not to exceed $80,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered also include such indeterminate number of ordinary shares and the amount of debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants or rights or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, the ordinary shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the ordinary shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

The proposed maximum aggregate offering price per unit of class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.C. of Form F-3 under the Securities Act of 1933, as amended.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed $80,000,000.

(4)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

●	a base prospectus which covers the offering, issuance and sale by us of up to $80,000,000 of our ordinary shares, preference shares, warrants, debt securities and units; and

●

a sales agreement prospectus supplement covering the offering, issuance and sale by us of up to $50,000,000 of our ordinary shares that may be issued and sold under a sales agreement with Maxim Group, LLC.

The base prospectus immediately follows this explanatory note. The sales agreement prospectus supplement immediately follows the base prospectus. The $50,000,000 of ordinary shares that may be offered, issued and sold by us under the sales agreement prospectus supplement is included in the $80,000,000 of securities that may be offered, issued and sold by us under the base prospectus. The sales agreement prospectus supplement will be delivered together with the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 11, 2020

PROSPECTUS

VIVOPOWER INTERNATIONAL PLC

$80,000,000

Ordinary Shares

Debt Securities

Warrants

Rights

Units

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $80,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer: ordinary shares upon conversion of or exchange for the debt securities or upon the exercise of the warrants or rights.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our ordinary shares are listed on The Nasdaq Capital Market under the symbol “VVPR.” On December 7, 2020, the last reported sale price of our ordinary shares on The Nasdaq Capital Market was $8.25 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 6 of this prospectus under the caption “Risk Factors.” We may also include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2020.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
PROSPECTUS SUMMARY	2
RISK FACTORS	6
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	7
USE OF PROCEEDS	8
PLAN OF DISTRIBUTION	9
DESCRIPTION OF SHARE CAPITAL	11
DESCRIPTION OF DEBT SECURITIES	23
DESCRIPTION OF WARRANTS	29
DESCRIPTION OF RIGHTS	30
DESCRIPTION OF UNITS	31
EXPENSES	32
LEGAL MATTERS	33
EXPERTS	33
ENFORCEMENT OF JUDGMENTS	33
WHERE YOU CAN FIND MORE INFORMATION	33
INCORPORATION OF DOCUMENTS BY REFERENCE	34

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer our ordinary shares, various series of debt securities or warrants, and rights to purchase any of such securities, either individually or in units, in one or more offerings, with a total value of up to $80,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless otherwise indicated or the context otherwise requires, in this prospectus, “VivoPower,” the “Group,” the “company,” “we,” “us” and “our” refer to VivoPower International PLC and its consolidated subsidiaries, except where the context otherwise requires.

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent filings with the SEC including our Annual Reports on Form 20-F and reports on Form 6-K, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Overview

VivoPower is an international battery technology, electric vehicle, solar and critical power services company whose core purpose is to deliver sustainable energy solutions to its customers. Headquartered in London, VivoPower is a certified B Corporation and has operations in Australia, Canada, the United States of America (“U.S.”), and the United Kingdom (“U.K.”).

Management analyzes our business in four reportable segments:

●	Electric Vehicles (“EV”) and Sustainable Energy Solutions (“SES”);

●	Critical Power Services;

●	Solar Development; and

●	Corporate Office.

EV and SES consists of EV and battery sales and leasing through Tembo e-LV B.V. (“Tembo”), along with related services including charging infrastructure and site retrofits, on-site renewable power generation and microgrids, and second-life battery applications. Critical Power Services is represented by J.A. Martin Electrical Pty Limited (“J.A. Martin”) and Kenshaw Electrical Pty Limited (“Kenshaw”) operating in Australia with a focus on the design, supply, installation and maintenance of power and control systems, including for solar farms. Solar Development is the development and sale of commercial and utility scale PV solar power projects in the U.S. and Australia. Corporate Office is the Company’s corporate functions, including costs to maintain the Nasdaq public company listing, comply with applicable SEC reporting requirements, and related investor relations and is located in the U.K.

Electric Vehicles and Sustainable Energy Solutions

VivoPower’s EV and SES business is led through our investment in Tembo. In October 2020, VivoPower signed a definitive agreement to acquire a 51% shareholding in Tembo. Tembo is a Netherlands-based specialist battery-electric and off-road vehicle company with global sales and distribution channels across four continents. Tembo services a diverse range of sectors – from mining, infrastructure and utilities to government services (armed cars, police, ambulances, and inspection vehicles), game safaris and humanitarian aid – by providing customized light electric vehicles (“LEV”), often for rugged applications.

Based on an analysis of publicly available industry data, VivoPower estimates that the potential global addressable market for commercial fleet electric vehicles could be at least USD$36 billion within the markets in which Tembo is currently active (which presently do not include the U.S., Asia or South America). For the fiscal year ended December 31, 2019, Tembo generated USD$2.3 million in revenue (unaudited).

VivoPower and Tembo have over 700 active customers combined, many of which are in the mining, infrastructure and utilities sectors. We have long-term relationships with the majority of these customers, and many are aware of the economic benefit of fleet electrification. Combined with the electrical and engineering capabilities of our Critical Power Services businesses discussed below, the Tembo investment allows VivoPower to design and deliver holistic sustainable energy solutions to these customers. VivoPower’s EV and SES strategy includes EV and battery leasing, critical power retrofits of premises (e.g. warehouses and depots) to enable optimized EV battery charging, microgrids, and EV battery second-life applications. We expect to focus initially on servicing LEV customers in the mining and infrastructure sectors in Australia, before expanding globally in those sectors.

Critical Power Services

VivoPower, through its wholly-owned Australian subsidiaries, J.A. Martin and Kenshaw, provides critical energy infrastructure generation and distribution solutions including the design, supply, installation and maintenance of power and control systems to a customer base in excess of 700 active government, commercial and industrial customers and is considered a trusted power adviser. J.A. Martin and Kenshaw are headquartered in the Hunter Valley and Newcastle region, which is the most densely populated industrial belt in Australia. Structural and cyclical factors have created a strong operating environment for our Critical Power Services businesses, particularly the strong growth in infrastructure investment, recovery in the mining sector, and increasing demand for data centers and solar farms. Additionally, our Critical Power Services businesses will be responsible for delivering electrical services and infrastructure to support our EV and SES offerings, including on-site renewable generation, batteries and microgrids; EV charging stations; and emergency backup power solutions.

J.A. Martin and Kenshaw are owned by VivoPower through a holding company called Aevitas, which was formed in 2013 and acquired by VivoPower in December 2016.

J.A. Martin Electrical Pty Limited

Founded in 1968, J.A. Martin is a specialized industrial electrical engineering and power services company that has been servicing the largest commercial and industrial belt in Australia, the Newcastle and Hunter Valley region in New South Wales, for more than 50 years.

J.A. Martin operates from two premises in New South Wales, including a factory in Newcastle which manufactures, and services customized industrial switchboards and motor control centers. It also has an office and workshop facility in the Hunter Valley for servicing the infrastructure, mining and industrial sectors.

J.A. Martin’s core competencies include: customized industrial switchboard and motor control center design, manufacture and maintenance; industrial electrical engineering, project management for mining, infrastructure and industrial applications; solar farm electrical contracting and EPC; electrical maintenance and servicing; and, industrial, mining and infrastructure CCTV and data cabling. With 103 employees and a fleet of 76 vehicles, J.A. Martin has built a strong reputation throughout eastern Australian for exceptional engineering and design, delivered on time and budget, supported by a high-level of quality and service.

J.A. Martin serviced almost 250 customers in the fiscal year ended June 30, 2020 across a diverse range of industries, including solar farms, grain handling and agriculture, water and gas utilities, cotton gins, commercial buildings, mining, marine and rail infrastructure. J.A. Martin’s commitment to health and safety and quality, as recognized by their AS 4801 and ISO 9001 certifications, has positioned them to service some of the largest and most respected firms in the world.

Kenshaw Electrical Pty Limited

Founded in 1981, Kenshaw has a differentiated mix of critical electrical power, critical mechanical power and non-destructive testing capabilities for customers across a broad range of industries, operating from its facilities in Newcastle, New South Wales, and Canberra, Australian Capital Territory. Kenshaw’s success has been built on the capability of its highly skilled personnel to be able to provide a wide range of critical power generation solutions, products and services across the entire life-cycle for electric motors, power generators, mechanical equipment and non-destructive testing. From the head office in Newcastle, Kenshaw’s engineers provide regular and responsive service to long-standing client base of over 500 customers ranging from data centers, hospitals, mining and agriculture to aged care, transport and utility services. It is well positioned to expand its capabilities to battery energy storage solutions.

Kenshaw’s core competencies include: generator design, turn-key sales and installation; generator servicing and emergency breakdown services; customized motor modifications; non-destructive testing services including asset management of critical plant and equipment using diagnostic testing such as motor testing, oil analysis, thermal imaging and vibration analysis; and, industrial electrical services.

Solar Development

VivoPower’s strategy in relation to solar development has been to minimize capital intensity and maximize return on invested capital by pursuing a business model predicated on developing and selling projects prior to construction and continually recycling capital rather than owning assets. Successful solar development requires an experienced team that can manage multiple work streams on a parallel path, from initially identifying attractive locations, to land control, permitting, interconnection, power marketing, and project sale to investors. Rather than build a substantial team internally to accomplish all of these activities, our business model is to joint venture on a non-exclusive basis with existing experienced project development teams so that multiple projects can be advanced simultaneously and allow us to focus on provision of capital, project management, and marketing and sale of projects. In Australia we have partnered with ITP Renewables (“ITP”), a global leader in renewable energy engineering, strategy and construction, and energy sector analytics. In the U.S., we partnered with Innovative Solar Systems, LLC (“Innovative Solar”).

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including the Annual Report on Form 20-F of VivoPower International PLC for the year ended June 30, 2020, as described under the caption “Incorporation of Documents by Reference” on page 34 of this prospectus.

Our Corporate Information

VivoPower International PLC, a public limited company incorporated under the laws of England, was formed on February 1, 2016. Our registered and principal executive offices are located at The Scalpel, 18th Floor, 52 Lime Street, London, U.K. Our general telephone number is +44-794-116-6696 and our internet address is http://www.vivopower.com. Our website and the information contained on or accessible through our website are not part of this prospectus, and our website address is included in this document as an inactive textual reference only. Our agent for service of process in the United States is Corporation Service Company, 251 Little Falls Drive Wilmington, DE 19808.

VivoPower, the VivoPower logo and other trademarks or service marks of VivoPower International PLC appearing in this prospectus are the property of VivoPower International PLC. Trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective owners. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus are without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks, service marks and trade names.

Foreign Private Issuer

We are a “foreign private issuer” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a foreign private issuer under the Exchange Act, we are exempt from certain rules under the Exchange Act, including the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic U.S. companies with securities registered under the Exchange Act, and we are not required to comply with Regulation FD, which imposes certain restrictions on the selective disclosure of material information. In addition, our officers, directors, and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our Ordinary Shares.

The Nasdaq Listing Rules allow foreign private issuers, such as us, to follow home country corporate governance practices (in our case the U.K.) in lieu of the otherwise applicable Nasdaq corporate governance requirements. In accordance with this exception, we follow U.K. corporate governance practices in lieu of certain of the Nasdaq corporate governance standards.

Offerings Under This Prospectus

Under this prospectus, we may offer ordinary shares, various series of debt securities or warrants or rights to purchase any of such securities, either individually or in units, with a total value of up to $80,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity, if applicable;

●	rates and times of payment of interest or dividends, if any;

●	redemption, conversion or sinking fund terms, if any;

●	voting or other rights, if any; and

●	conversion or exercise prices, if any.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

●	the names of those agents or underwriters;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

RISK FACTORS

Investing in our securities involves significant risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in the company. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 20-F and any subsequent Annual Reports on Form 20-F we file after the date of this prospectus, and all other information contained in or incorporated by reference into this prospectus or the registration statement of which this prospectus forms a part, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of our securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “targets,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and incorporated by reference in this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The sections in our periodic reports, including our Annual Report on Form 20-F for the fiscal year ended June 30, 2020, titled “Business,” “Risk Factors,” and “Operating and Financial Review and Prospects,” as well as other sections in this prospectus and the documents or reports incorporated by reference in this prospectus, discuss some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:

●	our expectations regarding our revenue, expenses and other results of operations;

●	our plans to acquire, invest in, develop or sell our investments in energy projects or joint ventures, including in the electric vehicle sector;

●	our ability to attract and retain customers;

●	the growth rates of the markets in which we compete;

●	our liquidity and working capital requirements;

●	our ability to raise sufficient capital to realize development opportunities and thereby generate revenue;

●	our anticipated strategies for growth;

●	our ability to anticipate market needs and develop new and enhanced solutions to meet those needs;

●	anticipated trends and challenges in our business and in the markets in which we operate;

●	our expectations regarding demand for solar power by energy users or investor in projects;

●	our expectations regarding changes in the cost of developing and constructing solar projects;

●	our ability to compete in our industry and innovation by our competitors;

●	the extent to which the COVID-19 pandemic affects our business, financial condition and results of operations;

●	our ability to assume management control of Innovative Solar Ventures I, LLC (the “ISS Joint Venture”) and our expectations regarding our settlement of the ISS Joint Venture dispute;

●	our expectations regarding our ongoing legal proceedings;

●	our ability to adequately protect our intellectual property; and

●	our plans to pursue strategic acquisitions.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this prospectus or in the documents incorporated by reference in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section titled “Risk Factors” in this prospectus, as updated and supplemented by the discussion of risks and uncertainties under “Risk Factors” contained in any supplements to this prospectus and in our most recent Annual Report on Form 20-F, as revised or supplemented by our subsequent periodic reports filed under the Exchange Act, as well as any amendments thereto, as filed with the SEC and which are incorporated by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus to fund the expansion of our operations in the commercial electric vehicle segment and for working capital and other general purposes including, but not limited to, working capital, capital expenditures, investments, acquisitions, should we choose to pursue any, and collaborations. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade and interest-bearing securities.

PLAN OF DISTRIBUTION

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed from time to time;

●	market prices prevailing at the time of sale;

●	prices related to the prevailing market prices; or

●	negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time, and may enter into arrangements for “at-the-market,” equity line or similar transactions. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

●

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

●

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc., or FINRA.

Ordinary shares sold pursuant to the registration statement of which this prospectus is a part will be authorized for listing and trading on The Nasdaq Capital Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Underwriters may make a market in our ordinary shares, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of or the existence, development or maintenance of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

DESCRIPTION OF SHARE CAPITAL

The following description of the material terms of the share capital of VivoPower includes a summary of specified provisions of the amended and restated articles of association of VivoPower. Please note that this summary is not intended to be exhaustive. For further information please refer to the full version of our amended and restated articles of association, which is included as an exhibit to the registration statement of which this prospectus is part.

General

We are incorporated as a public company with limited liability and our affairs are governed by our articles of association and the laws of England.

The following description summarizes the most important terms of our share capital. We have adopted an amended and restated articles of association, and this description summarizes the provisions that are included therein. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in this “Description of Share Capital” section, you should refer to our amended and restated articles of association, which is included as an exhibit to the registration statement of which this prospectus is part, and to the applicable provisions of the Companies Act 2006 (the “Companies Act”).

Our ordinary shares have the rights and restrictions described in the subsection entitled “Key Provisions in our Articles of Association.”

We are not permitted under English law to hold our own shares unless they are repurchased by us and held in treasury.

Key Provisions in our Articles of Association

The following is a summary of certain key provisions of our articles of association.

Objects and Purposes

The Companies Act abolished the need for an objects clause and, as such, our objects are unrestricted.

Shares and Rights Attaching to Them

General

Other than the voting rights described herein, all ordinary shares have the same rights and rank pari passu in all respects. Subject to the provisions of the Companies Act and any other relevant legislation, our shares may be issued with such preferred, deferred or other rights, or such restrictions, whether in relation to dividends, returns of capital, voting or otherwise, as may be determined by ordinary resolution (or, failing any such determination, as the directors may determine). We may also issue shares which are, or are liable to be, redeemed at the option of us or the holder.

Voting Rights

The holders of ordinary shares are entitled to vote at general meetings of shareholders. Each ordinary shareholder is entitled, on a show of hands, to one vote; and on a poll, to one vote for each ordinary share held. For as long as any ordinary shares are held in a settlement system by the Depository Trust Company, all votes shall take place on a poll.

In the case of joint holders of a share, the vote of the joint holder whose name appears first on the register of members in respect of the joint holding shall be accepted to the exclusion of the votes of the other joint holders.

A shareholder is entitled to appoint another person as his proxy (or in the case of a corporation, a corporative representative) to exercise all or any of his rights to attend and to speak and vote at a general meeting.

Capital Calls

Under our articles of association, the liability of our shareholders is limited to the amount, if any, unpaid on the shares held by them.

The directors may from time to time make calls on shareholders in respect of any monies unpaid on their shares, whether in respect of nominal value of the shares or by way of premium. Shareholders are required to pay called amounts on shares subject to receiving at least 14 clear days' notice specifying the time and place for payment. “Clear days” notice means calendar days and excludes the date of mailing, the date of receipt or deemed receipt of the notice and the date of the meeting itself. If a shareholder fails to pay any part of a call, the directors may serve further notice naming another day not being less than 14 clear days from the date of the further notice requiring payment and stating that in the event of non-payment the shares in respect of which the call was made will be liable to be forfeited. Subsequent forfeiture requires a resolution by the directors.

Restrictions on Voting Where Sums Overdue on Shares

None of our shareholders (whether in person by proxy or, in the case of a corporate member, by a duly authorized representative) shall (unless the directors otherwise determine) be entitled to vote at any general meeting or at any separate class meeting in respect of any share held by him unless all calls or other sums payable by him in respect of that share have been paid.

Dividends

The directors may pay interim and final dividends in accordance with the respective rights and restrictions attached to any share or class of share, if it appears to them that they are justified by the profits available for distribution.

Unless otherwise provided by the rights attaching to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid, and apportioned and paid proportionally to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.

Any dividend which has remained unclaimed for 12 years from the date when it became due for payment shall, if the directors resolve, be forfeited and cease to remain owing by us. In addition, we will not be considered a trustee with respect to, or liable to pay interest on, the amount of any payment into a separate account by the directors or any unclaimed dividend or other sum payable on or in respect of a share.

We may cease to send any payment in respect of any dividend payable in respect of a share if:

●	in respect of at least two consecutive dividends payable on that share the check or warrant has been returned undelivered or remains uncashed (or another method of payment has failed);
●

in respect of one dividend payable on that share the check or warrant has been returned undelivered or remains uncashed, or another method of payment has failed, and reasonable inquiries have failed to establish any new address or account of the recipient;

●

a recipient does not specify an address, or does not specify an account of a type prescribed by the directors, or other details necessary in order to make a payment of a dividend by the means by which the directors have decided that a payment is to be made, or by which the recipient has elected to receive payment, and such address or details are necessary in order for us to make the relevant payment in accordance with such decision or election, but, subject to the articles of association, we may recommence sending checks or warrants or using another method of payment for dividends payable on that share if the person(s) entitled so request and have supplied in writing a new address or account to be used for that purpose.

The directors may, with the authority of an ordinary resolution of the Company, offer to shareholders the right to elect to receive, in lieu of a dividend, an allotment of new shares credited as fully paid. The directors may also direct payment of a dividend wholly or partly by the distribution of specific assets.

Distribution of Assets on Winding-up

If the Company is wound up, the liquidator may, with the sanction of a special resolution and any other sanction required by law, divide among the members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he may with the like sanction determine, but no member shall be compelled to accept any assets upon which there is a liability.

Variation of Rights

The rights attached to any class may be varied, either while we are a going concern or during or in contemplation of a winding up (a) in such manner (if any) as may be provided by those rights; or (b) in the absence of any such provision, with the consent in writing of the holders of three-quarters in nominal value of the issued shares of that class (excluding any shares of that class held as treasury shares), or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class, but not otherwise.

Transfer of Shares

All of our shares in certificated form may be transferred by an instrument of transfer in any usual or common form or any form acceptable to the directors and permitted by the Companies Act and any other relevant legislation.

The directors may, in their absolute discretion, refuse to register the transfer of a share in certificated form which is not fully paid. They may also refuse to register a transfer of a share in certificated form (whether fully paid or not) unless the instrument of transfer: (a) is lodged, duly stamped, at our registered office or at such other place as the directors may appoint and (except in the case of a transfer by a financial institution where a certificate has not been issued in respect of the share) is accompanied by the certificate for the share to which it relates and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer; (b) is in respect of only one class of share; and (c) is in favor of not more than four transferees.

Alteration of Capital

We may, by ordinary resolution, consolidate and divide all or any of our share capital into shares of larger amount than our existing shares; and sub-divide our shares, or any of them, into shares of a smaller amount than our existing shares; and determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantage as compared with the others.

Pre-emption Rights

There are no rights of pre-emption under our articles of association in respect of transfers of issued ordinary shares. In certain circumstances, our shareholders may have statutory pre-emption rights under the Companies Act in respect of the allotment of new shares in our company. These statutory pre-emption rights, when applicable, would require us to offer new shares for allotment to existing shareholders on a pro rata basis before allotting them to other persons. In such circumstances, the procedure for the exercise of such statutory pre-emption rights would be set out in the documentation by which such ordinary shares would be offered to our shareholders. These statutory pre-emption rights may be disapplied by a special resolution passed by shareholders in a general meeting or a specific provision in our articles of association.

Directors

Number

Subject to the provisions of the Companies Act, a majority of the directors may from time to time fix the maximum number of directors and unless so fixed the number of directors (other than alternate directors) shall not be subject to any maximum. The minimum number shall not be less than two.

Classification

The directors of VivoPower shall be divided into three classes, as nearly equal in number as possible and designated as Class A, Class B and Class C. At each succeeding annual general meeting of VivoPower, successors to the class of directors whose term expires at that annual general meeting shall be elected for a three-year term.

The initial term of Class A Directors expired at the Company’s first annual general meeting in September 2017, Class B Directors at the 2018 annual general meeting, and Class C Directors at the 2019 annual general meeting.

A resolution for election of the new directors appointed in June 2020 as Class B Directors will be tabled at the 2020 annual general meeting for a three-year term. Kevin Chin is a Class C Director and was re-elected for a three-year term at the 2019 annual general meeting. Kevin Chin is Executive Chairman of the board.

Appointment of Directors

The directors may appoint a person who is willing to act as a director, and is permitted by law to do so, to be a director, either to fill a vacancy or as an additional director.

Termination of a Director’s Appointment

A director may be removed with the approval of all of the other directors and a person would cease to be a director as the result of certain other circumstances as set out in our articles of association, including resignation, by law and continuous non-attendance at board meetings. Directors are not subject to retirement at a specified age limit under our articles of association.

Borrowing Powers

Under our directors’ general power to manage our business, our directors may exercise all our powers to borrow money and to mortgage or charge our undertaking, property and uncalled capital or parts thereof and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of ours or of any third party.

Quorum

The quorum necessary for the transaction of business of the directors may be fixed from time to time by the directors and unless so fixed shall be two. Provided that a director declares his interest (as outlined in the subsection entitled “–Directors’ Interests and Restrictions” below) a director may vote as a director in regard to any transaction in which he is interested or upon any matter arising therefrom and if he shall so vote his vote shall be counted and he shall be counted in the quorum present at the meeting (aside from in relation to counting towards quorum in relation to the authorization of a director's conflict).

Directors’ Interests and Restrictions

Subject to the provisions of the Companies Act, and provided that he has disclosed in accordance with English law the nature and extent of any material interests of his, a director notwithstanding his office:

●	may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested;
●

may be a director or other officer of, or be employed by, or hold any position with, or be a party to any transaction or arrangement with, or otherwise interested in, any body corporate in which the Company is interested; and

●

notwithstanding the fact that a proposed decision of the directors concerns or relates to any matter in which a director has, or may have, directly or indirectly, any kind of interest whatsoever, that director may participate in the decision-making process for both quorum and voting purposes although any director facing such a conflict is not to be counted as participating in the decision to authorize the conflict for quorum or voting purposes.

A director shall not, by reason of his office, be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

Remuneration

Until otherwise determined by ordinary resolution, the directors may determine the amount of fees to be paid to the directors for their services provided that any fees paid to the directors shall not exceed the amounts set out in the then applicable directors' remuneration policy approved by members for the purposes of section 439A of the Companies Act 2006.

Any director who holds any other office with us, or who serves on any committee of the directors, or who performs, or undertakes to perform, services which the directors consider go beyond the ordinary duties of a director may be paid such additional remuneration as the directors may determine.

The directors may also be paid all reasonable expenses properly incurred by them in connection with the exercise of their powers and the discharge of their responsibilities as directors.

Share Qualification of Directors

Our articles of association do not require a director to hold any shares in us by way of qualification. A director who is not a member shall nevertheless be entitled to attend and speak at general meetings.

Indemnity of Officers

Subject to the provisions of any relevant legislation, each of our directors and other officers (excluding an auditor) may be entitled to be indemnified by us against all liabilities incurred by him in the execution and discharge of his duties or in relation to those duties. The Companies Act renders void an indemnity for a director against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director.

Shareholders Meetings

Calling of General Meetings

A general meeting may be called by a majority of the directors, the chairman of the board of directors or the chief executive officer. The directors are also required to call a general meeting once we have received requests to hold a general meeting from shareholders representing at least 50% of the paid up capital of the company entitled to vote at a general meeting.

Quorum of Meetings

No business shall be transacted at any meeting unless a quorum is present. Two persons entitled to vote upon the business to be transacted, each being a member or a proxy for a member or a duly authorized representative of a corporation which is a member (including for this purpose two persons who are proxies or corporate representatives of the same member), shall be a quorum.

Attendance

The directors or the chairman of the meeting may direct that any person wishing to attend any general meeting should submit to and comply with such searches or other security arrangements as they consider appropriate in the circumstances.

The directors may make arrangements for simultaneous attendance and participation by electronic means allowing persons not present together at the same place to attend, speak and vote at general meetings.

Limitation on Owning Securities

Our articles of association do not restrict in any way the ownership or voting of our shares by non-residents.

Disclosure of Interests in Shares

If we serve a demand on a person under section 793 of the Companies Act (which requires a person to disclose an interest in shares), that person will be required to disclose any interest he has in our shares. Failure to disclose any interest can result in the following sanctions: suspension of the right to attend or vote (whether in person or by representative or proxy) at any general meeting or at any separate meeting of the holders of any class or on any poll; and where the interest in shares represent at least 0.25% of their class (excluding treasury shares) also the withholding of any dividend payable in respect of those shares and the restriction of the transfer of any shares (subject to certain exceptions).

Exchange Controls

Other than applicable taxation, anti-money laundering and counter-terrorist financing law and regulation and certain economic sanctions which may be in force from time to time, there are no English laws or regulation, or any provision of our articles of association, which would prevent the import or export of capital or the remittance of dividends, interest or other payments by us to holders of our ordinary shares who are not residents of the U.K. on a general basis.

Differences in Corporate Law

The applicable provisions of the Companies Act 2006 differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the Companies Act 2006 applicable to us and the Delaware General Corporation Law relating to shareholders’ rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to Delaware law and English law.

	England and Wales	Delaware
Number of Directors	Under the Companies Act 2006, a public limited company must have at least two directors and the number of directors may be fixed by or in the manner provided in a company’s articles of association.	Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the bylaws.

Removal of Directors

Under the Companies Act 2006, shareholders may remove a director without cause by an ordinary resolution (which is passed by a simple majority of those voting in person or by proxy at a general meeting) irrespective of any provisions of any service contract the director has with the company, provided 28 clear days’ notice of the resolution has been given to the company and its shareholders. On receipt of notice of an intended resolution to remove a director, the company must forthwith send a copy of the notice to the director concerned. Certain other procedural requirements under the Companies Act 2006 must also be followed such as allowing the director to make representations against his or her removal either at the meeting or in writing.

Under Delaware law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (a) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board of directors is classified, shareholders may effect such removal only for cause, or (b) in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he is a part.

Vacancies on the Board of Directors

Under English law, the procedure by which directors (other than a company’s initial directors) are appointed is generally set out in a company’s articles of association, provided that where two or more persons are appointed as directors of a public limited company by resolution of the shareholders at a general meeting, resolutions appointing each director must be voted on individually unless the shareholders present vote to disapply this requirement without any vote in opposition.

Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director unless (a) otherwise provided in the certificate of incorporation or by-laws of the corporation or (b) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case a majority of the other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.

Annual General Meeting	Under the Companies Act 2006, a public limited company must hold an annual general meeting in each six-month period following the company’s annual accounting reference date.

Under Delaware law, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the bylaws.

General Meeting	Under the Companies Act 2006, a general meeting of the shareholders of a public limited company may be called by the directors.	Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.

Shareholders holding at least 5% of the paid-up capital of the company carrying voting rights at general meetings can require the directors to call a general meeting and, if the directors fail to do so within a prescribed period, may themselves call a general meeting.

Notice of General Meetings

Under the Companies Act 2006, 21 clear days’ notice must be given for an annual general meeting and any resolutions to be proposed at the meeting. Subject to a company’s articles of association providing for a longer period, at least 14 clear days’ notice is required for any other general meeting. In addition, certain matters, such as resolutions to remove directors or auditors, require special notice, which is 28 clear days’ notice. The shareholders of a company may in all cases consent to a shorter notice period, the proportion of shareholders’ consent required being 100% of those entitled to attend and vote in the case of an annual general meeting and, in the case of any other general meeting, a majority in number of the shareholders having a right to attend and vote at the meeting, being a majority who together hold not less than 95% in nominal value of the shares giving a right to attend and vote at the meeting.

Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting and shall specify the place, date, hour, and purpose or purposes of the meeting.

Proxy	Under the Companies Act 2006, at any meeting of shareholders, a shareholder may designate another person to attend, speak and vote at the meeting on their behalf by proxy.

Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.

Pre-emptive Rights

Under the Companies Act 2006, “equity securities”, being (i) shares in the company other than shares that, with respect to dividends and capital, carry a right to participate only up to a specified amount in a distribution (“ordinary shares”) or (ii) rights to subscribe for, or to convert securities into, ordinary shares, proposed to be allotted for cash must be offered first to the existing equity shareholders in the company in proportion to the respective nominal value of their holdings, unless an exception applies or a special resolution to the contrary has been passed by shareholders in a general meeting or the articles of association provide otherwise (in each case in accordance with the provisions of the Companies Act 2006).

Under Delaware law, shareholders have no preemptive rights to subscribe to additional issues of stock or to any security convertible into such stock unless, and except to the extent that, such rights are expressly provided for in the certificate of incorporation.

Authority to Allot

Under the Companies Act 2006, the directors of a company must not allot shares or grant rights to subscribe for or to convert any security into shares unless an exception applies or an ordinary resolution to the contrary has been passed by shareholders in a general meeting or the articles of association provide otherwise (in each case in accordance with the provisions of the Companies Act 2006).

Under Delaware law, if the corporation’s charter or certificate of incorporation so provides, the board of directors has the power to authorize the issuance of stock. It may authorize capital stock to be issued for consideration consisting of cash, any tangible or intangible property or any benefit to the corporation or any combination thereof. It may determine the amount of such consideration by approving a formula. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration is conclusive.

Liability of Directors and Officers

Under the Companies Act 2006, any provision (whether contained in a company’s articles of association or any contract or otherwise) that purports to exempt a director of a company, to any extent, from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

Any provision by which a company directly or indirectly provides an indemnity, to any extent, for a director of the company or of an associated company against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is also void except as permitted by the Companies Act 2006, which provides exceptions for the company to (a) purchase and maintain insurance against such liability; (b) provide a “qualifying third party indemnity”(being an indemnity against liability incurred by the director to a person other than the company or an associated company as long as he is successful in defending the claim or criminal proceedings or in obtaining relief from the court); and (c) provide a “qualifying pension scheme indemnity”(being an indemnity against liability incurred in connection with the company’s activities as trustee of an occupational pension plan)

Under Delaware law, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:

●    any breach of the director’s duty of loyalty to the corporation or its stockholders;

●     acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●    intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

●    any transaction from which the director derives an improper personal benefit.

Voting Rights

Under English law, unless a poll is demanded by the shareholders of a company or is required by the chairman of the meeting or by the company’s articles of association, shareholders shall vote on all resolutions on a show of hands. Under the Companies Act 2006, a poll may be demanded by (a) not fewer than five shareholders having the right to vote on the resolution; (b) any shareholder(s) representing not less than 10% of the total voting rights of all the shareholders having the right to vote on the resolution; or (c) any shareholder(s) holding shares in the company conferring a right to vote on the resolution being shares on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all the shares conferring that right. A company’s articles of association may provide more extensive rights for shareholders to call a poll.

Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.

Under English law, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present, in person or by proxy, who, being entitled to vote, vote on the resolution. Special resolutions require the affirmative vote of not less than 75% of the votes cast by shareholders present, in person or by proxy, at the meeting.

Shareholder vote on Certain Transactions

The Companies Act 2006 provides for schemes of arrangement, which are arrangements or compromises between a company and any class of shareholders or creditors that are used in certain types of reconstructions, amalgamations, capital reorganizations or takeovers. These arrangements require:

●    the approval at a shareholders’ or creditors’ meeting convened by order of the court, of a majority in number of shareholders or creditors representing 75% in value of the capital held by, or debt owed to, the class of shareholders, or class thereof present and voting, either in person or by proxy; and

●     the approval of the court.

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires:

●     the approval of the board of directors; and

●   approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

Standard of Conduct for Directors

Under English law, a director owes various statutory and fiduciary duties to the company, including:

●    to act in the way he considers, in good faith, would be most likely to promote the success of the company for the benefit of its shareholders as a whole, subject in certain specified circumstances to consider or act in the interests of the creditors of the company;

●    to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly conflicts, with the interests of the company;

●    to act in accordance with the company’s constitution and only exercise his powers for the purposes for which they are conferred;

Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.

●    to exercise independent judgement;

●    to exercise reasonable care, skill and diligence;

●    not to accept benefits from a third party conferred by reason of his being a director or doing, or not doing, anything as a director; and

●    a duty to declare any interest that he has, whether directly or indirectly, in a proposed or existing transaction or arrangement with the company.

Directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its shareholders. The duty of care generally requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. In general, but subject to certain exceptions, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation.

In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the shareholders.

Shareholder Litigation

Under English law, generally, the company, rather than its shareholders, is the proper claimant in an action in respect of a wrong done to the company or where there is an irregularity in the company’s internal management. Notwithstanding this general position, the Companies Act 2006 provides that (i) a court may allow a shareholder to bring a derivative claim (that is, an action in respect of and on behalf of the company) in respect of a cause of action arising from an act or omission involving a director’s negligence, default, breach of duty or breach of trust and (ii) a shareholder may bring a claim for a court order where the company’s affairs have been or are being conducted in a manner that is unfairly prejudicial to some or all of its shareholders.

Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

●    state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiffs shares thereafter devolved on the plaintiff by operation of law; and

●    allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action; or

●    State the reasons for not making the effort.

Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

Other UK Law Considerations

Squeeze-out

Under the Companies Act, if a takeover offer (as defined in section 974 of the Companies Act) is made for the shares of a company and the offeror were to acquire, or unconditionally contract to acquire:

●	not less than 90% in value of the shares to which the takeover offer relates (the “Takeover Offer Shares”); and
●

where those shares are voting shares, not less than 90% of the voting rights attached to the Takeover Offer Shares, the offeror could acquire compulsorily the remaining 10% within three months of the last day on which its offer can be accepted. It would do so by sending a notice to outstanding shareholders telling them that it will acquire compulsorily their Takeover Offer Shares and then, six weeks later, it would execute a transfer of the outstanding Takeover Offer Shares in its favor and pay the consideration to the company, which would hold the consideration on trust for outstanding shareholders. The consideration offered to the shareholders whose Takeover Offer Shares are acquired compulsorily under the Companies Act must, in general, be the same as the consideration that was available under the takeover offer.

Sell-out

The Companies Act also gives minority shareholders a right to be bought out in certain circumstances by an offeror who has made a takeover offer (as defined in Section 974 of the Companies Act). If a takeover offer related to all the shares of a company and, at any time before the end of the period within which the offer could be accepted, the offeror held or had agreed to acquire not less than 90% of the shares to which the offer relates, any holder of the shares to which the offer related who had not accepted the offer could by a written communication to the offeror require it to acquire those shares. The offeror is required to give any shareholder notice of his or her right to be bought out within one month of that right arising. The offeror may impose a time limit on the rights of the minority shareholders to be bought out, but that period cannot end less than three months after the end of the acceptance period. If a shareholder exercises his or her rights, the offeror is bound to acquire those shares on the terms of the offer or on such other terms as may be agreed.

Disclosure of Interest in Shares

Pursuant to Part 22 of the Companies Act, a company is empowered by notice in writing to require any person whom the company knows to be, or has reasonable cause to believe to be, interested in the company’s shares or at any time during the three years immediately preceding the date on which the notice is issued to have been so interested, within a reasonable time to disclose to the company details of that person’s interest and (so far as is within such person’s knowledge) details of any other interest that subsists or subsisted in those shares.

Dividends

Under English law, before a company can lawfully make a distribution, it must ensure that it has sufficient distributable reserves. A company’s distributable reserves are its accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less its accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital duly made.

In addition to having sufficient distributable reserves, a public company will not be permitted to make a distribution if, at the time, the amount of its net assets (that is, the aggregate of the company’s assets less the aggregate of its liabilities) is less than the aggregate of its issued and paid-up share capital and undistributable reserves, or if the distribution would result in the amount of its net assets being less than that aggregate.

Purchase of Own Shares

Under English law, a public limited company may purchase its own shares only out of the distributable profits of the company or the proceeds of a new issue of shares made for the purpose of financing the purchase. A public limited company may not purchase its own shares if as a result of the purchase there would no longer be any issued shares of the company other than redeemable shares or shares held as treasury shares.

Subject to the foregoing, because the Nasdaq Capital Market is not a “recognized investment exchange” under the Companies Act, a company may purchase its own fully paid shares only pursuant to a purchase contract authorized by ordinary resolution of the holders of its ordinary shares before the purchase takes place. Any authority will not be effective if any shareholder from whom the company proposes to purchase shares votes on the resolution and the resolution would not have been passed if such shareholder had not done so. The resolution authorizing the purchase must specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.

A share buy back by a company of its ordinary shares will give rise to UK stamp duty at the rate of 0.5% of the amount or value of the consideration payable by the company, and such stamp duty will be paid by the company.

Our articles of association do not have conditions governing changes in our capital which are more stringent than those required by law.

Statutory Pre-emption Rights

Under English law, a company must not allot equity securities to a person on any terms unless the following conditions are satisfied:

●

it has made an offer to each person who holds ordinary shares in the company to allot to them on the same or more favorable terms a proportion of those securities that is as nearly as practicable equal to the proportion in nominal value held by them of the ordinary share capital of the company; and

●	the period during which any such offer may be accepted has expired or the company has received notice of the acceptance or refusal of every offer so made.

For these purposes “equity securities” means ordinary shares in the company or rights to subscribe for, or to convert securities into, ordinary shares in the company. “Ordinary shares” means shares other than shares that, with respect to dividends and capital, carry a right to participate only up to a specified amount in a distribution.

The statutory pre-emption rights are subject to certain exceptions, including the issue of ordinary shares for non-cash consideration, an allotment of bonus shares and the allotment of equity securities pursuant to an employees’ share scheme. The statutory pre-emption rights may also be disapplied with the approval of 75% of shareholders.

Shareholder Rights

Certain rights granted under the Companies Act, including the right to requisition a general meeting or require a resolution to be put to shareholders at the annual general meeting, are only available to our members. For English law purposes, our members are the persons who are registered as the owners of the legal title to the shares and whose names are recorded in our register of members. In the case of shares held in a settlement system operated by the Depository Trust Company (“DTC”), the registered member will be DTC's nominee, Cede & Co. If a person who holds their ordinary shares in DTC wishes to exercise certain of the rights granted under the Companies Act, they may be required to first take steps to withdraw their ordinary shares from the settlement system operated by DTC and become the registered holder of the shares in our register of members. A withdrawal of shares from DTC may have tax implications.

UK City Code on Takeovers and Mergers

The Company is subject to the Takeover Code as it is one of the types of company the Takeover Panel specifies it regulates (set out in Section 3(a) of the Code). However, the Company does not consider that it is subject to the Takeover Code in connection with the offering.

History of Security Issuances

We were incorporated on February 1, 2016 with an issued share capital of 50,000 ordinary shares of nominal value of £1.00 each. Since incorporation there have been the following changes to our issued share capital:

●

pursuant to the authority granted by a resolution, passed as an ordinary resolution by our shareholders on August 3, 2016: that the existing 50,000 ordinary shares of £1 each in the capital of the Company be sub-divided into 5,514,375 ordinary shares of £ 0.00906721 each;

●

pursuant to the authority granted by a resolution, passed as an ordinary resolution by our shareholders on August 3, 2016: that a further 204,504 ordinary shares of £ 0.00906721 each be allotted up to an aggregate nominal amount of £1,854.29;

●

pursuant to the authority granted by a resolution, passed as an ordinary resolution by our shareholders on August 3, 2016 that the share capital be redenominated from Great British Pounds to U.S. Dollars; and

●

pursuant to the authority granted by a resolution, passed as an ordinary resolution by our shareholders on October 6, 2020: that shares in the Company be allotted up to an aggregate nominal amount of US $180,000.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 33 N. LaSalle St., 11th Floor, Chicago, IL 60602.

Listing

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “VVPR.”

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

●	title or designation;

●	the aggregate principal amount and any limit on the amount that may be issued;

●

the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

●	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

●	the maturity date and the date or dates on which principal will be payable;

●

the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place or places where payments will be payable;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

●

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

●	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

●	whether we will be restricted from incurring any additional indebtedness;

●	a discussion of any material or special U.S. federal income tax considerations applicable to a series of debt securities;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

●

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities. We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of ordinary shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

●	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

●

if we fail to observe or perform any other covenant set forth in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur as to us.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●

subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

●	These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

●	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

●

the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

●

the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

Modification of Indenture; Waiver

The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:

●	to fix any ambiguity, defect or inconsistency in the indenture; and

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

●	reducing the principal amount of discount securities payable upon acceleration of maturity;

●	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

●	the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange, and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay the principal of and any premium and interest due on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our ordinary shares and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

●	if applicable, the exercise price for our ordinary shares and the number of ordinary shares to be received upon exercise;

●	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

●

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences and any applicable material U.K. tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	if applicable, the date from and after which the warrants and the ordinary shares and/or debt securities will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of the warrants, if any;

●	any redemption or call provisions;

●	whether the warrants may be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

General

We may issue rights to our shareholders to purchase our ordinary shares or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, ordinary shares, or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights. We will provide in a prospectus supplement the following terms of the rights being issued:

●	the date of determining the shareholders entitled to the rights distribution;

●	the aggregate number of ordinary shares or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering, if any;

●	the withdrawal, termination and cancellation rights, if any;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

●	whether shareholders are entitled to oversubscription rights, if any;

●	any applicable material U.S. federal income tax considerations and any applicable material U.K. tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of ordinary shares represented by ordinary shares or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the ordinary shares represented by ordinary shares or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Share Capital,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” will apply to each unit, as applicable, and to any ordinary shares, debt security, warrant or right included in each unit, as applicable.

Unit Agent

The name and address of the unit agent, if any, for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

EXPENSES

The following is an estimate of the expenses (all of which are to be paid by us) that we may incur in connection with the securities being registered hereby, other than the SEC registration fee and the FINRA filing fee.

SEC registration fee	$8,728.00
FINRA filing fee	$12,500
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Printing expenses	(1)
Miscellaneous expenses	(1)
Total	$(1)

(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the debt securities, warrants and units governed by U.S. law and certain other matters of U.S. law will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Unless the applicable prospectus supplement indicates otherwise, the validity of our ordinary shares and certain matters governed by English law will be passed on for us by Shoosmiths LLP. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of VivoPower International PLC appearing in VivoPower’s Annual Report on Form 20-F for the year ended June 30, 2020 have been audited by PKF Littlejohn LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The registered business address of PKF Littlejohn LLP is 15 Westferry Circus, Canary Wharf, London E14 4HD.

ENFORCEMENT OF JUDGMENTS

We are a public limited company incorporated under the laws of England and Wales. Certain of our directors and executive officers and experts named in this prospectus reside outside of the United States, and all or a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may be difficult for an investor to serve process on us or our directors and executive officers or to compel any of them to appear in Court in the United States or to enforce judgments obtained in U.S. courts against them or us, including judgments based on civil liability provisions of the securities laws of the United States. In addition, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in the United Kingdom. An award for monetary damages under the U.S. securities laws would be considered punitive in the United Kingdom if it does not seek to compensate the claimant for loss or damage suffered and is intended to punish the defendant. The enforceability of any judgment in the United Kingdom will depend on the particular facts of the case as well as the laws and treaties in effect at the time. The United States and the United Kingdom do not currently have a treaty providing for the mutual recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting and other informational requirements of the Exchange Act. Under the Exchange Act, we file Annual Reports and other information with the SEC. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a web site that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

We also maintain a website at www.vivopower.com through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form F-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

●	our Annual Report on Form 20-F for the year ended June 30, 2020, filed with the SEC on September 4, 2020;

●

our Reports on Form 6-K furnished to the SEC on September 10, 2020, September 15, 2020, September 21, 2020, September 28, 2020, October 6, 2020, October 6, 2020, October 9, 2020, October 15, 2020, October 16, 2020, October 19, 2020, November 2, 2020, November 16, 2020, November 23, 2020, November 23, 2020, and December 1, 2020 that we incorporate by reference into this prospectus supplement; and

●

the description of our ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on December 28, 2016, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

VivoPower International PLC

The Scalpel, 18th Floor, 52 Lime Street

London EC3M 7AF

United Kingdom

+44-794-116-6696

You may also access these documents on our website, www.vivopower.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 11, 2020

PROSPECTUS SUPPLEMENT

VIVOPOWER INTERNATIONAL PLC

Up to US $50,000,000 of ordinary shares

We have entered into an equity distribution agreement (the “Sales Agreement”) with Maxim Group LLC (“Maxim”) relating to the sale of our ordinary shares, nominal value $0.012 per share (“Ordinary Shares”). In accordance with the terms of the Sales Agreement, under this prospectus supplement we may offer and sell, from time to time, Ordinary Shares having an aggregate offering price of up to US $50,000,000, through Maxim, acting as our exclusive sales agent.

Sales of Ordinary Shares, if any, under this prospectus supplement and accompanying prospectus will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (“Securities Act”). Maxim is not required to sell any specific amount but will act as our exclusive sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Maxim and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Maxim for the sales of Ordinary Shares sold under the Sales Agreement will be 3.0% of the gross proceeds that we receive from the sales. We also have agreed to reimburse Maxim up to US $30,000 for its costs and expenses relating to the Sales Agreement, including legal expenses. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. See “Plan of Distribution” beginning on page S-11 for additional information regarding the compensation to be paid to Maxim. In connection with the sale of the Ordinary Shares on our behalf, Maxim will be deemed to be an underwriter within the meaning of the Securities Act and the compensation of Maxim will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Maxim with respect to certain liabilities, including liabilities under the Securities Act.

Our Ordinary Shares trade on the Capital Market of The Nasdaq Stock Market (“Nasdaq”) under the symbol “VVPR.” The last sale price of our Ordinary Shares on December 7, 2020 was US $8.25 per share.

Investing in our securities involves a high degree of risk. See the sections entitled “Risk Factors” beginning on page S- 5 of this prospectus supplement, on page 6 of the accompanying base prospectus and in the reports incorporated by reference herein, for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Maxim Group LLC

Prospectus Supplement dated _______, 2020

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS SUPPLEMENT	S-ii
NOTE ON FORWARD-LOOKING STATEMENTS	S-iii
PROSPECTUS SUPPLEMENT SUMMARY	S-1
THE OFFERING	S-4
RISK FACTORS	S-5
USE OF PROCEEDS	S-7
CAPITALIZATION	S-8
DESCRIPTION OF ORDINARY SHARES	S-9
CERTAIN TAX CONSIDERATIONS	S-10
PLAN OF DISTRIBUTION	S-11
EXPENSES	S-12
LEGAL MATTERS	S-12
EXPERTS	S-12
ENFORCEMENT OF JUDGMENTS	S-12
WHERE YOU CAN FIND ADDITIONAL INFORMATION	S-13
INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS	S-14

You should rely only on the information contained in this prospectus supplement, the base prospectus, and the documents we incorporate by reference in this prospectus supplement and the base prospectus. We have not authorized anyone to provide you with different information. We do not take any responsibility for, and cannot provide any assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell the Ordinary Shares in any jurisdiction where the offer or sale thereof is not permitted. The information contained in this prospectus supplement and the base prospectus and incorporated by reference herein and therein is accurate only as of the respective date of such information, regardless of the time of delivery of this prospectus supplement or of any sale or offer to sell hereunder.

To the extent this prospectus supplement contains summaries of the documents referred to herein, you are directed to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms a part, and you may obtain copies of such documents as described below in the section titled “Where You Can Find Additional Information.”

This prospectus supplement contains references to a number of trademarks which are registered or for which we have pending applications or common law rights. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus and the documents we incorporate by reference are listed without the ®, (sm) and (tm) symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form F-3 (Registration No. 333-_________) that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this “shelf” registration process, we may, from time to time, sell or issue any of the combination of securities described in the accompanying base prospectus in one or more offerings with a maximum aggregate offering price of up to US $80,000,000. The accompanying base prospectus provides you with a general description of us and the securities we may offer, some of which do not apply to this offering. Each time we sell securities, we provide a prospectus supplement that contains specific information about the terms of that offering. A prospectus supplement may also add, update, or change information contained in the accompanying base prospectus.

This prospectus supplement relates to the offering of our Ordinary Shares. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying base prospectus, and the documents we incorporate by reference herein and therein include important information about us and our Ordinary Shares and other information you should know before investing. You should read both this prospectus supplement and the accompanying base prospectus, together with the additional information described below under the heading “Where You Can Find Additional Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying base prospectus, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and Maxim has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Maxim is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference herein and therein is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this entire prospectus supplement and the accompanying base prospectus, including the information included and referred to under “Risk Factors” below, the information incorporated by reference in this prospectus supplement and in the accompanying base prospectus, and the financial statements and the other information incorporated by reference in the accompanying base prospectus, before making an investment decision.

Unless otherwise stated in this prospectus supplement, “we,” “us,” “our,” or “our company,” refers to VivoPower International PLC, our subsidiaries, and our predecessor operations.

S-ii

NOTE ON FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus supplement and accompanying prospectus and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “targets,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus supplement and incorporated by reference in the prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The sections in our periodic reports, including our Annual Report on Form 20-F for the fiscal year ended June 30, 2020, titled “Business,” “Risk Factors,” and “Operating and Financial Review and Prospects,” as well as other sections in this prospectus supplement and accompany prospectus and the documents or reports incorporated by reference in the prospectus, discuss some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:

●	our expectations regarding our revenue, expenses and other results of operations;

●	our plans to acquire, invest in, develop or sell our investments in energy projects or joint ventures, including in the electric vehicle sector;

●	our ability to attract and retain customers;

●	the growth rates of the markets in which we compete;

●	our liquidity and working capital requirements;

●	our ability to raise sufficient capital to realize development opportunities and thereby generate revenue;

●	our anticipated strategies for growth;

●	our ability to anticipate market needs and develop new and enhanced solutions to meet those needs;

●	anticipated trends and challenges in our business and in the markets in which we operate;

●	our expectations regarding demand for solar power by energy users or investor in projects;

●	our expectations regarding changes in the cost of developing and constructing solar projects;

●	our ability to compete in our industry and innovation by our competitors;

●	the extent to which the COVID-19 pandemic affects our business, financial condition and results of operations;

●	our ability to assume management control of Innovative Solar Ventures I, LLC (the “ISS Joint Venture”) and our expectations regarding our settlement of the ISS Joint Venture dispute;

●	our expectations regarding our ongoing legal proceedings;

●	our ability to adequately protect our intellectual property; and

●	our plans to pursue strategic acquisitions.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this prospectus supplement, the accompanying prospectus or in the documents incorporated by reference in the prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section titled “Risk Factors” in this prospectus supplement, the accompanying prospectus, as updated and supplemented by the discussion of risks and uncertainties under “Risk Factors” contained in our most recent Annual Report on Form 20-F, as revised or supplemented by our subsequent periodic reports filed under the Exchange Act, as well as any amendments thereto, as filed with the SEC and which are incorporated by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary contains basic information about us and our business but does not contain all of the information that is important to your investment decision. Before making an investment decision, you should carefully read this summary together with the more detailed information contained elsewhere in this prospectus supplement and the accompanying base prospectus and the documents incorporated herein and therein by reference, including our Annual Report on Form 20-F for the fiscal year ended June 30, 2020 (the “Annual Report”). Investors should carefully consider the information set forth under the caption “Risk Factors” appearing elsewhere in this prospectus supplement, including those described in documents incorporated by reference herein.

Overview

VivoPower is an international battery technology, electric vehicle, solar and critical power services company whose core purpose is to deliver sustainable energy solutions to its customers. Headquartered in London, VivoPower is a certified B Corporation and has operations in Australia, Canada, the United States of America (“U.S.”), and the United Kingdom (“U.K.”).

Management analyzes our business in four reportable segments:

●	Electric Vehicles (“EV”) and Sustainable Energy Solutions (“SES”);

●	Critical Power Services;

●	Solar Development; and

●	Corporate Office.

EV and SES consists of EV and battery sales and leasing through Tembo e-LV B.V. (“Tembo”), along with related services including charging infrastructure and site retrofits, on-site renewable power generation and microgrids, and second-life battery applications. Critical Power Services is represented by J.A. Martin Electrical Pty Limited (“J.A. Martin”) and Kenshaw Electrical Pty Limited (“Kenshaw”) operating in Australia with a focus on the design, supply, installation and maintenance of power and control systems, including for solar farms. Solar Development is the development and sale of commercial and utility scale PV solar power projects in the U.S. and Australia. Corporate Office is the Company’s corporate functions, including costs to maintain the Nasdaq public company listing, comply with applicable SEC reporting requirements, and related investor relations and is located in the U.K.

Electric Vehicles and Sustainable Energy Solutions

VivoPower’s EV and SES business is led through our investment in Tembo. In October 2020, VivoPower signed a definitive agreement to acquire a 51% shareholding in Tembo. Tembo is a Netherlands-based specialist battery-electric and off-road vehicle company with global sales and distribution channels across four continents. Tembo services a diverse range of sectors – from mining, infrastructure and utilities to government services (armed cars, police, ambulances, and inspection vehicles), game safaris and humanitarian aid – by providing customized light electric vehicles (“LEV”), often for rugged applications.

Based on an analysis of publicly available industry data, VivoPower estimates that the potential global addressable market for commercial fleet electric vehicles could be at least USD$36 billion within the markets in which Tembo is currently active (which presently do not include the U.S., Asia or South America). For the fiscal year ended December 31, 2019, Tembo generated USD$2.3 million in revenue (unaudited).

VivoPower and Tembo have over 700 active customers combined, many of which are in the mining, infrastructure and utilities sectors. We have long-term relationships with the majority of these customers, and many are aware of the economic benefit of fleet electrification. Combined with the electrical and engineering capabilities of our Critical Power Services businesses discussed below, the Tembo investment allows VivoPower to design and deliver holistic sustainable energy solutions to these customers. VivoPower’s EV and SES strategy includes EV and battery leasing, critical power retrofits of premises (e.g. warehouses and depots) to enable optimized EV battery charging, microgrids, and EV battery second-life applications. We expect to focus initially on servicing LEV customers in the mining and infrastructure sectors in Australia, before expanding globally in those sectors.

Critical Power Services

VivoPower, through its wholly-owned Australian subsidiaries, J.A. Martin and Kenshaw, provides critical energy infrastructure generation and distribution solutions including the design, supply, installation and maintenance of power and control systems to a customer base in excess of 700 active government, commercial and industrial customers and is considered a trusted power adviser. J.A. Martin and Kenshaw are headquartered in the Hunter Valley and Newcastle region, which is the most densely populated industrial belt in Australia. Structural and cyclical factors have created a strong operating environment for our Critical Power Services businesses, particularly the strong growth in infrastructure investment, recovery in the mining sector, and increasing demand for data centers and solar farms. Additionally, our Critical Power Services businesses will be responsible for delivering electrical services and infrastructure to support our EV and SES offerings, including on-site renewable generation, batteries and microgrids; EV charging stations; and emergency backup power solutions.

J.A. Martin and Kenshaw are owned by VivoPower through a holding company called Aevitas, which was formed in 2013 and acquired by VivoPower in December 2016.

J.A. Martin Electrical Pty Limited

Founded in 1968, J.A. Martin is a specialized industrial electrical engineering and power services company that has been servicing the largest commercial and industrial belt in Australia, the Newcastle and Hunter Valley region in New South Wales, for more than 50 years.

J.A. Martin operates from two premises in New South Wales, including a factory in Newcastle which manufactures, and services customized industrial switchboards and motor control centers. It also has an office and workshop facility in the Hunter Valley for servicing the infrastructure, mining and industrial sectors.

J.A. Martin’s core competencies include: customized industrial switchboard and motor control center design, manufacture and maintenance; industrial electrical engineering, project management for mining, infrastructure and industrial applications; solar farm electrical contracting and EPC; electrical maintenance and servicing; and, industrial, mining and infrastructure CCTV and data cabling. With 103 employees and a fleet of 76 vehicles, J.A. Martin has built a strong reputation throughout eastern Australian for exceptional engineering and design, delivered on time and budget, supported by a high-level of quality and service.

J.A. Martin serviced almost 250 customers in the fiscal year ended June 30, 2020 across a diverse range of industries, including solar farms, grain handling and agriculture, water and gas utilities, cotton gins, commercial buildings, mining, marine and rail infrastructure. J.A. Martin’s commitment to health and safety and quality, as recognized by their AS 4801 and ISO 9001 certifications, has positioned them to service some of the largest and most respected firms in the world.

Kenshaw Electrical Pty Limited

Founded in 1981, Kenshaw has a differentiated mix of critical electrical power, critical mechanical power and non-destructive testing capabilities for customers across a broad range of industries, operating from its facilities in Newcastle, New South Wales, and Canberra, Australian Capital Territory. Kenshaw’s success has been built on the capability of its highly skilled personnel to be able to provide a wide range of critical power generation solutions, products and services across the entire life-cycle for electric motors, power generators, mechanical equipment and non-destructive testing. From the head office in Newcastle, Kenshaw’s engineers provide regular and responsive service to long-standing client base of over 500 customers ranging from data centers, hospitals, mining and agriculture to aged care, transport and utility services. It is well positioned to expand its capabilities to battery energy storage solutions.

Kenshaw’s core competencies include: generator design, turn-key sales and installation; generator servicing and emergency breakdown services; customized motor modifications; non-destructive testing services including asset management of critical plant and equipment using diagnostic testing such as motor testing, oil analysis, thermal imaging and vibration analysis; and, industrial electrical services.

Solar Development

VivoPower’s strategy in relation to solar development has been to minimize capital intensity and maximize return on invested capital by pursuing a business model predicated on developing and selling projects prior to construction and continually recycling capital rather than owning assets. Successful solar development requires an experienced team that can manage multiple work streams on a parallel path, from initially identifying attractive locations, to land control, permitting, interconnection, power marketing, and project sale to investors. Rather than build a substantial team internally to accomplish all of these activities, our business model is to joint venture on a non-exclusive basis with existing experienced project development teams so that multiple projects can be advanced simultaneously and allow us to focus on provision of capital, project management, and marketing and sale of projects. In Australia we have partnered with ITP Renewables (“ITP”), a global leader in renewable energy engineering, strategy and construction, and energy sector analytics. In the U.S., we partnered with Innovative Solar Systems, LLC (“Innovative Solar”).

Recent Developments

On October 19, 2020, we closed an underwritten public offering of 3,382,350 of our Ordinary Shares at a price to the public of $8.50 per share. Gross proceeds, before underwriting discounts and commissions and estimated offering expenses, were approximately $28.75 million. Maxim Group LLC acted as sole book-running manager for the offering.

On November 23, 2020, we issued a notice of an extraordinary general meeting to be held on December 18, 2020 (the “EGM”). At the EGM, the following resolutions will be considered and voted on by shareholders:

●	establishment of a Sustainability Committee for the purpose of implementing and overseeing our sustainability strategy;

●	adoption of a new board charter which will include a commitment to Environmental, Social and Corporate Governance (“ESG”);

●

ratification of share awards, already notified to shareholders, to employees, directors, consultants, advisors and non-executive officers of VivoPower and its subsidiaries pursuant to the VivoPower International PLC 2017 Omnibus Incentive Plan;

●	authorization of Directors to allot shares in VivoPower up to an aggregate nominal amount of $180,000; and

●	authorization of Directors to allot equity securities for cash.

The Company has also made a number of recent appointments to its Advisory Council:

●	Edward Hyams, a senior executive with over 45 years of experience as an entrepreneur and a senior executive in energy, clean technology and energy efficiency, was appointed on November 2, 2020;

●	Chris Mallios, a seasoned executive with nearly 30 years of experience in the automotive, technology, resources, utilities and infrastructure industries, was appointed on November 16, 2020; and

●	Martin Bell, the CEO of Bell Ventures and creator of the 100 Tasks System, was appointed on November 23, 2020.

Corporate Information

VivoPower International PLC, a public limited company incorporated under the laws of England, was formed on February 1, 2016. Our registered and principal executive offices are located at The Scalpel, 18th Floor, 52 Lime Street, London, U.K. Our general telephone number is +44-794-116-6696 and our internet address is http://www.vivopower.com. Our website and the information contained on or accessible through our website are not part of this prospectus, and our website address is included in this document as an inactive textual reference only. Our agent for service of process in the U.S. is Corporation Service Company, 251 Little Falls Drive Wilmington, DE 19808.

VivoPower, the VivoPower logo and other trademarks or service marks of VivoPower International PLC appearing in this prospectus are the property of VivoPower International PLC. Trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective owners. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus are without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks, service marks and trade names.

Emerging Growth Company

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). As an emerging growth company, we are eligible, and have elected, to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation (to the extent applicable to a foreign private issuer).

We could remain an emerging growth company until the last day of our fiscal year following the fifth anniversary of the consummation of our initial public offering. However, if our annual gross revenue is US $1.07 billion or more, or our non-convertible debt issued within a three year period exceeds US $1 billion, or the market value of our Ordinary Shares that are held by non-affiliates exceeds US $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the last day of that fiscal year.

Foreign Private Issuer

We are a “foreign private issuer” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a foreign private issuer under the Exchange Act, we are exempt from certain rules under the Exchange Act, including the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic U.S. companies with securities registered under the Exchange Act, and we are not required to comply with Regulation FD, which imposes certain restrictions on the selective disclosure of material information. In addition, our officers, directors, and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our Ordinary Shares.

The Nasdaq Listing Rules allow foreign private issuers, such as us, to follow home country corporate governance practices (in our case the U.K.) in lieu of the otherwise applicable Nasdaq corporate governance requirements. In accordance with this exception, we follow U.K. corporate governance practices in lieu of certain of the Nasdaq corporate governance standards.

Risks Affecting Our Company

In evaluating an investment in our securities, you should carefully read this prospectus supplement and especially consider the factors incorporated by reference in the sections titled “Risk Factors” commencing on page S-5 of this prospectus supplement and in our base prospectus and the Annual Report incorporated by reference herein.

THE OFFERING

Issuer	VivoPower International PLC

Securities Offered	Ordinary Shares having aggregate gross sales proceeds of up to US $50.0 million.

Ordinary Shares to Be Outstanding Immediately Following This Offering

Up to 19,617,982 Ordinary Shares, assuming sales of 6,060,606 Ordinary Shares in this offering at a price of US $8.25 per share, which was the last reported sale price of our Ordinary Shares on Nasdaq as of December 7, 2020. The actual number of Ordinary Shares will vary depending on the sales price under this offering.

Manner of Offering

We have entered into a Sales Agreement with Maxim relating to the sale of our Ordinary Shares. In accordance with the terms of the Sales Agreement, under this prospectus supplement we may offer and sell, from time to time, Ordinary Shares having an aggregate offering price of up to US $50.0 million through Maxim acting as our exclusive sales agent. Sales of Ordinary Shares, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act. See the section titled “Plan of Distribution” on page S-11 of this prospectus supplement.

Use of Proceeds

We may issue and sell our Ordinary Shares having an aggregate offering price of up to $50.0 million from time to time under this prospectus supplement and the accompanying prospectus. Because there is no minimum offering amount required as a condition to close this offering, the actual public offering amount, commissions to Maxim and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any Ordinary Shares under the Sales Agreement. We intend to use the net proceeds from the sale of the securities offered hereby to fund the expansion of our operations in the commercial electric vehicle segment and for working capital and other general purposes, including, but not limited to, working capital, capital expenditures, investments, acquisitions, should we choose to pursue any, and collaborations. See the section titled “Use of Proceeds” on page S-7.

Risk Factors

See the sections titled “Risk Factors” commencing on page S-5 of this prospectus supplement and in our base prospectus and the Annual Report incorporated by reference herein for a discussion of factors you should consider carefully before deciding to invest in our Ordinary Shares.

Listing	Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “VVPR.”

Transfer Agent	Computershare Trust Company, N.A. is the registrar and transfer agent of our Ordinary Shares.

The number of our Ordinary Shares to be outstanding after this offering is based on 13,557,376 of our Ordinary Shares outstanding as of June 30, 2020, and excludes the following:

●

1,229,425 Ordinary Shares issuable upon exercise of outstanding options at a weighted average exercise price of $nil per share or upon the settlement of outstanding restricted stock units, performance stock units or bonus stock awards under our equity plans as of June 30, 2020;

●	126,311 Ordinary Shares authorized for issuance pursuant to future awards under our equity incentive plans; and
●	3,382,350 Ordinary Shares issued on October 19, 2020 pursuant to the Underwriting Agreement entered into by us and Maxim on October 14, 2020 in connection with our underwritten public offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before investing in our Ordinary Shares, you should carefully consider the risk factors set forth below and those described under “Risk Factors” in the documents incorporated by reference herein, including in our most recent Annual Report on Form 20-F filed with the SEC, together with the other information included in this prospectus and incorporated by reference herein from our filings with the SEC. If any of such risks or uncertainties occurs, our business, financial condition, and operating results could be materially and adversely affected. Additional risks and uncertainties not currently known to us or that we currently deem immaterial also may materially and adversely affect our business operations. As a result, the trading price of our Ordinary Shares could decline and you could lose all or a part of your investment.

Risks Relating to Our Business

We face risks related to natural disasters, health epidemics, such as COVID-19, and other catastrophes, which could significantly disrupt our operations.

Our business could be materially and adversely affected by natural disasters or other catastrophes, such as earthquakes, fire, floods, hail, windstorms, severe weather conditions, environmental accidents, power loss, communications failures, explosions, terrorist attacks and similar events. Our business could also be materially and adversely affected by public health emergencies, such as the outbreak of avian influenza, severe acute respiratory syndrome, or SARS, Zika virus, Ebola virus, the 2019 novel coronavirus or other local health epidemics in the U.S., U.K., Australia and other regions we currently or may in the future operate in, and global pandemics. If any of our employees is suspected of having contracted any contagious disease, we may, under certain circumstances, be required to quarantine those employees and the affected areas of our operations. As a result, we may have to temporarily suspend part or all of our facilities. Furthermore, authorities may impose restrictions on travel and transportation and implement other preventative measures in affected regions to deal with the catastrophe or emergency, which may lead to the temporary closure of our facilities and declining economic activity at large. A prolonged outbreak of any health epidemic or other adverse public health developments could have a material adverse effect on our business operations.

In early February 2020, the World Health Organization declared the outbreak of novel coronavirus, or COVID-19, a Public Health Emergency of International Concern. In an effort to limit the spread of the disease, the Australian and U.S. authorities took various emergency measures, including implementing travel bans, closing factories and businesses, and placing quarantine restrictions on high-risk areas. These measures prevented many of our employees from going to work for several weeks during the first quarter of 2020, which adversely impacted our business operations during that time. Many employees in the critical power services businesses were stood down and some roles were made redundant to cope with the sharp collapse in demand. While the majority of our employees have since resumed their normal working functions, any further outbreaks resulting in prolonged deviations from normal daily operations could further negatively impact our business. Due to the widespread nature and severity of COVID-19 as well as the measures taken to limit its spread, the U.S. and Australian economies have been adversely impacted in the first quarter of 2020 and beyond. Further, the spread of COVID-19 has caused severe disruptions in Australia and the U.S. and global economies and financial markets and could potentially create widespread business continuity issues of an as-yet unknown magnitude and duration. To the extent that COVID-19 or any health epidemic harms the Australian, U.S. and global economies in general, our results of operations could be adversely affected.

We may become the subject of various claims, threats of litigation, litigation or investigations which could have a material adverse effect on our business, financial condition, results of operations or price of our ordinary shares.

We have been and may become subject to various claims, threats of litigation (including, from current and former shareholders of our company), litigation or investigations, including commercial disputes and employee claims, and from time to time may be involved in governmental or regulatory investigations or similar matters. Any claims asserted against us or our management, regardless of merit or eventual outcome, could harm our reputation and have an adverse impact on our relationship with our clients, distribution partners and other third parties and could lead to additional related claims. Furthermore, there is no guarantee that we will be successful in defending ourselves in pending or future litigation or similar matters under various laws. Any judgments or settlements in any pending litigation or future claims, litigation or investigation could have a material adverse effect on our business, financial condition, results of operations and price of our Ordinary Shares.

Risks Related to this Offering

It is not possible to predict the actual number of Ordinary Shares we will sell under the Sales Agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Maxim at any time throughout the term of the Sales Agreement. The number of Ordinary Shares that are sold through Maxim will fluctuate based on a number of factors, including the market price of the Ordinary Shares during the sales period, the limits we set with Maxim in any applicable placement notice, and the demand for our Ordinary Shares during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not possible to predict the number of shares that will be sold or the gross proceeds we will raise in connection with those sales.

The Ordinary Shares offered hereby will be sold in “at the market offerings” and investors who buy shares at different times will likely pay different prices.

Investors who purchase Ordinary Shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price of our Ordinary Shares offered hereby. Investors may experience a decline in the value of shares that they purchase in this offering as a result of sales made at prices lower than the prices they paid.

You may experience immediate dilution in the net tangible book value per Ordinary Share that you purchase.

The price per Ordinary Share offered hereunder may be higher than the net tangible book value per Ordinary Share prior to your purchase. In such event, you will suffer immediate dilution in an amount representing the difference between our net tangible book value per Ordinary Share after giving effect to your purchase and the purchase price per Ordinary Share that you pay in the offering.

We will have broad discretion in using the proceeds of this offering, and we may not effectively spend the proceeds.

We will use the net proceeds of this offering for working capital and general corporate purposes. We have not allocated any specific portion of the net proceeds to any particular purpose, and our management will have the discretion to allocate the proceeds as it determines. We will have significant flexibility and broad discretion in applying the net proceeds of this offering, and we may not apply these proceeds effectively. Our management might not be able to yield a significant return, if any, on any investment of these net proceeds, and you will not have the opportunity to influence our decisions on how to use our net proceeds from this offering.

Risks Related to our Ordinary Shares

We may issue additional securities in the future, which may result in dilution to our shareholders.

We are not restricted from issuing additional Ordinary Shares or securities convertible into or exchangeable for Ordinary Shares. Because we anticipate we will need to raise additional capital to operate and/or expand our business, we expect to conduct equity offerings in future.

There is no limit on the number of Ordinary Shares we may issue under our articles of association, however the directors’ authority to allot Ordinary Shares is limited to the extent authorized by the shareholders of the company. On December 11, 2020 at an extraordinary general meeting, the shareholders authorized the Company to allot shares in the Company and to grant rights to subscribe for, or to convert any security into, shares in the Company up to an aggregate nominal value of $180,000, such authority to expire on December 18, 2025, and the shareholders waived all and any pre-emption rights in respect of the same. To the extent we conduct additional equity offerings, additional Ordinary Shares will be issued, which may result in dilution to our shareholders. The Ordinary Shares underlying our securities may be eligible for public resale in the future, either pursuant to registration or an exemption from registration. Sales of substantial numbers of shares in the public market could adversely affect the market price of our Ordinary Shares. In addition, issuances of a substantial number of shares will reduce the equity interest of our existing investors and could cause a change in control of our company.

The market for our Ordinary Shares may not provide investors with adequate liquidity.

Liquidity of the market for our Ordinary Shares depends on a number of factors, including our financial condition and operating results, the number of holders of our Ordinary Shares, the market for similar securities and the interest of securities dealers in making a market in the securities. We cannot predict the extent to which investor interest in the Company will maintain a trading market in our Ordinary Shares, or how liquid that market will be. If an active market is not maintained, investors may have difficulty selling Ordinary Shares that they hold.

We do not intend to pay any dividends on our Ordinary Shares at this time.

We have not paid any cash dividends on our Ordinary Shares to date. The payment of cash dividends on our Ordinary Shares in the future will be dependent upon our revenue and earnings, if any, capital requirements, and general financial condition, as well as the limitations on dividends and distributions that exist under the laws and regulations of the U.K., and will be within the discretion of our board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends on our Ordinary Shares in the foreseeable future. As a result, any gain you will realize on our Ordinary Shares will result solely from the appreciation of such shares.

USE OF PROCEEDS

We may issue and sell our Ordinary Shares having an aggregate offering price of up to $50.0 million from time to time under this prospectus supplement and the accompanying prospectus. Because there is no minimum offering amount required as a condition to close this offering, the actual public offering amount, commissions to Maxim and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any Ordinary Shares, under the Sales Agreement.

We intend to use the net proceeds from the sale of the securities offered hereby to fund the expansion of our operations in the commercial electric vehicle segment and for working capital and other general purposes, including, but not limited to, working capital, capital expenditures, investments, acquisitions, should we choose to pursue any, and collaborations. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade and interest-bearing securities.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2020 as follows:

●	on an actual basis;

●	on a pro forma basis giving effect to the sale of 3,382,350 Ordinary Shares in October 2020 in connection with our underwritten public offering; and

●

on a pro forma as adjusted basis after giving further effect to the sale by us of an assumed aggregate of 6,060,606 Ordinary Shares offered hereby at an assumed offering price of US $8.25 per share, which was the closing sale price of our Ordinary Shares on Nasdaq on December 7, 2020, after deducting estimated offering expenses payable by us.

You should read this table together with our financial statements and the related notes thereto, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other financial information, incorporated by reference in this prospectus supplement or the accompanying base prospectus from our SEC filings, including our Annual Report. The information presented in the capitalization table below is unaudited.

	As at June 30, 2020
(US dollars in thousands)	Actual	Pro Forma	Pro Forma As Adjusted

Cash and cash equivalents	$2,824	29,242	77,506
Shareholders' equity:
Liabilities
Non-current loans & borrowings	24,642	24,642	24,642
Current loans & borrowings	1,312	1,312	1,312
Total debt	25,954	25,954	25,954
Equity
Issued capital	163	204	276
Share premium	40,215	66,593	114,784
Retained earnings / (accumulated deficit) and other reserves	(22,672)	(22,672)	(22,672)
Non-controlling interests	184	184	184
Total shareholders' equity	17,890	44,308	92,572
Total capitalization	42,532	68,950	117,214

The number of our Ordinary Shares to be outstanding after this offering is based on 13,557,376 of our Ordinary Shares outstanding as of June 30, 2020, and excludes the following:

●

1,229,425 Ordinary Shares issuable upon exercise of outstanding options at a weighted average exercise price of $nil per share or upon the settlement of outstanding restricted stock units, performance stock units or bonus stock awards under our equity plans as of June 30, 2020;

●	126,311 Ordinary Shares authorized for issuance pursuant to future awards under our equity incentive plans; and

●	3,382,350 Ordinary Shares issued on October 19, 2020 pursuant to the Underwriting Agreement entered into by us and Maxim on October 14, 2020 in connection with our underwritten public offering.

You should read this table in conjunction with our consolidated financial statements as at and for the fiscal year ended June 30, 2020, which are incorporated by reference in this prospectus.

DESCRIPTION OF ORDINARY SHARES

For a description of the rights associated with the Ordinary Shares, see “Description of Share Capital” in the accompanying base prospectus.

After our underwritten public offering of 3,382,350 Ordinary Shares on October 19, 2020, and assuming that an aggregate of 6,060,606 Ordinary Shares are sold in this offering at an assumed offering price of US $8.25 per share, which was the closing sale price of our Ordinary Shares on Nasdaq on December 7, 2020, there will be 23,000,332 Ordinary Shares outstanding. The number of Ordinary Shares to be issued and outstanding after this offering is based on 13,557,376 Ordinary Shares issued and outstanding as of June 30, 2020.

 CERTAIN TAX CONSIDERATIONS

You should carefully read the discussion of the material U.K. and U.S. federal income tax considerations associated with our operations and the acquisition, ownership and disposition of our Ordinary Shares set forth in Section E, “Taxation,” of Item 10 of our Annual Report, filed with the SEC on September 8, 2020 and incorporated by reference herein.

PLAN OF DISTRIBUTION

Pursuant to the Sales Agreement, entered into by and between the Company and Maxim, Maxim has agreed to act as exclusive sales agent in connection with this offering of our Ordinary Shares pursuant to this prospectus supplement and the accompanying prospectus. Maxim is not purchasing or selling any of the Ordinary Shares offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of Ordinary Shares, but have agreed to use their reasonable best efforts to arrange for the sale of all of the Ordinary Shares offered hereby.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, Maxim may sell Ordinary Shares by any method permitted by law deemed to be an “at-the-market” equity offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on or through Nasdaq, the existing trading market for our Ordinary Shares, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law, including in privately negotiated transactions.

We will pay Maxim a commission of 3% of the gross proceeds from each sale. We also have agreed to reimburse Maxim up to US $30,000 for its costs and expenses relating to the Sales Agreement, including legal expenses. In addition to such fees, in connection with periodic bringdowns of Maxim’s due diligence and certain opinions, letters and certificates delivered under the Sales Agreement, we have agreed to pay Maxim’s legal counsel up to an additional $5,000 per bringdown. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Maxim under the terms of the Sales Agreement, will be approximately US $236,000.

Settlement for sales of Ordinary Shares will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and Maxim in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of Ordinary Shares as contemplated in this prospectus supplement and the accompany prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Maxim may agree upon.

We have agreed to provide indemnification and contribution to Maxim and specified persons against certain civil liabilities, including liabilities under the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and to contribute to payments that Maxim may be required to make in respect of such liabilities.

Maxim may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit realized on the resale of the shares sold by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, Maxim would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the agent acting as principal. Under these rules and regulations, Maxim:

●	may not engage in any stabilization activity in connection with our securities; and

●

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

The offering of our Ordinary Shares pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all shares of our Ordinary Shares subject to the Sales Agreement or (ii) termination of the Sales Agreement as permitted therein. Either we or the Sales Agent may terminate the Sales Agreement at any time upon five (5) days' prior notice.

Maxim and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Maxim will not engage in any market making activities involving our Ordinary Shares while the offering is ongoing under this prospectus supplement and the accompany prospectus.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Maxim and Maxim may distribute this prospectus supplement and the accompanying prospectus electronically.

The foregoing does not purport to be a complete statement of the terms and conditions of the Sales Agreement. A copy of the Sales Agreement is included as an exhibit to the registration statement of which this prospectus supplement forms a part and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities offered by this prospectus supplement, all of which will be paid by us.

In US$

Legal Fees and Expenses	$150,000

Accountants’ Fees and Expenses	$70,000

Miscellaneous Costs	$16,000

Total	$236,000

LEGAL MATTERS

The validity of our ordinary shares and certain matters governed by U.K. law will be passed on for us by Shoosmiths LLP, our U.K. counsel. Certain matters of U.S. federal law will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., San Francisco, California. Certain legal matters in connection with this offering will be passed on for the sales agent by Loeb & Loeb LLP, New York, New York, counsel for the sales agent.

EXPERTS

The consolidated financial statements of VivoPower International PLC appearing in VivoPower’s Annual Report on Form 20-F for the year ended June 30, 2020 have been audited by PKF Littlejohn LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The registered business address of PKF Littlejohn LLP is 15 Westferry Circus, Canary Wharf, London E14 4HD.

ENFORCEMENT OF JUDGMENTS

We are a public limited company incorporated under the laws of England and Wales. Certain of our directors and executive officers and experts named in this prospectus reside outside of the U.S., and all or a substantial portion of our assets and the assets of such persons are located outside the U.S. As a result, it may be difficult for an investor to serve process on us or our directors and executive officers or to compel any of them to appear in Court in the U.S. or to enforce judgments obtained in U.S. courts against them or us, including judgments based on civil liability provisions of the securities laws of the U.S. In addition, awards of punitive damages in actions brought in the U.S. or elsewhere may be unenforceable in the U.K. An award for monetary damages under the U.S. securities laws would be considered punitive in the U.K. if it does not seek to compensate the claimant for loss or damage suffered and is intended to punish the defendant. The enforceability of any judgment in the U.K. will depend on the particular facts of the case as well as the laws and treaties in effect at the time. The U.S. and the U.K. do not currently have a treaty providing for the mutual recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the periodic reporting and other informational requirements of the Exchange Act. Under the Exchange Act, we file Annual Reports and other information with the SEC. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a web site that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

We also maintain a website at www.vivopower.com through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form F-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

●	our Annual Report on Form 20-F for the year ended June 30, 2020, filed with the SEC on September 4, 2020;

●

our Reports on Form 6-K furnished to the SEC on September 10, 2020, September 15, 2020, September 21, 2020, September 28, 2020, October 6, 2020, October 6, 2020, October 9, 2020, October 15, 2020, October 16, 2020, October 19, 2020, November 2, 2020, November 16, 2020, November 23, 2020, November 23, 2020, and December 1, 2020 that we incorporate by reference into this prospectus supplement; and

●

the description of our ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on December 28, 2016, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

VivoPower International PLC

The Scalpel, 18th Floor, 52 Lime Street

London EC3M 7AF

United Kingdom

+44-794-116-6696

You may also access these documents on our website, www.vivopower.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

US $50,000,000

Ordinary Shares

VIVOPOWER INTERNATIONAL PLC

Prospectus Supplement

Maxim Group LLC

_______, 2020

II-1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

The Registrant’s articles of association provide that, subject to the Companies Act 2006, every person who is or was of any time a director of the Registrant or a director of an associated company of the Registrant may be indemnified against losses or liabilities incurred by him in relation to the Registrant or any associated company of the Registrant. The Registrant also maintains directors and officers insurance to insure such persons against certain liabilities.

Item 9. Exhibits.

The following exhibits are filed with this registration statement or are incorporated herein by reference.

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/ Reg. Number

1.1*	Form of Underwriting Agreement.

1.2	Equity Distribution Agreement	x

3.1	Articles of Association of the registrant		Form F-4 (Exhibit 3.1)	8/24/2016	333-213297

4.1	Form of certificate evidencing ordinary shares		Form F-4/A (Exhibit 4.1)	11/16/2016	333-213297

4.2*	Form of Senior Debt Security

4.3*	Form of Subordinated Debt Security

4.4	Form of Senior Indenture	x

4.5	Form of Subordinated Indenture	x

4.6*	Form of Warrant Agreement and Warrant Certificate

4.7*	Form of Rights Agreement and Right Certificate

4.8*	Form of Unit Agreement and Unit

5.1	Opinion of Shoosmiths LLP	x

23.1	Consent of PKF Littlejohn LLP	x

23.2	Consent of Shoosmiths LLP (included in the opinion filed as Exhibit 5.1)	x

24.1	Powers of Attorney (included on the signature page of this registration statement).	x

25.1**

The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

25.2**

The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

*	To be subsequently filed, if applicable, by an amendment to this registration statement or by a Report on Form 6-K
**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939

Item 10. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933, or 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(7) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) If applicable, the undersigned Registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transaction by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(9) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(10) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of London, United Kingdom, on December 11, 2020.

VIVOPOWER INTERNATIONAL PLC

By:	/s/ Kevin Chin
	Name:	Kevin Chin
	Title:	Chief Executive Officer, Executive Chairman and Director

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of VivoPower International PLC hereby severally constitute and appoint Kevin Chin and James Tindal-Robertson, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form F-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable VivoPower International PLC to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Kevin Chin	Chief Executive Officer, Executive Chairman	December 11, 2020
Kevin Chin	and Director (Principal Executive Officer)

/s/ James Tindal-Robertson	Group Finance Director (Principal Financial	December 11, 2020
James Tindal-Robertson	and Accounting Officer)

/s/ Matthew Cahir	Director	December 11, 2020
Matthew Cahir

/s/ Michael Hui	Director	December 11, 2020
Michael Hui

/s/ Peter Jeavons	Director	December 11, 2020
Peter Jeavons

/s/ William Langdon	Director	December 11, 2020
William Langdon

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of VivoPower International PLC has signed this registration statement on December 11, 2020.

VIVOPOWER INTERNATIONAL PLC

By:	/s/ Matthew Cahir
Name: Matthew Cahir
Title: Director